EXHIBIT 3.23
CERTIFICATE OF INCORPORATION

OF

SACO RIVER ACQUISITION CORPORATION

* * * * * * * *

ARTICLE I

The name of the corporation (the “Corporation”) is:  SACO RIVER ACQUISITION CORPORATION.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Ste. 400, City of Wilmington, County of New Castle, Delaware 19808.  The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stack which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each of which shall have a par value of one cent ($0.01) per share

ARTICLE V

The name and mailing address of the Incorporator is as follows:

Ms. Amy B. Schramm
Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019-6099

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the “Board”).

ARTICLE VII

Elections of directors need not be by written ballot.

ARTICLE VIII

(a)   The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)               The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)               Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

(d)               The indemnification and other rights set forth in this Article VIII shall not be exclusive of any provisions with respect thereto in the by-laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(e)               Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of incorporation inconsistent with Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VIII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(f)               No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii) under Section 174 of the General Corporation Law of the State of Delaware; or

(iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after January 18, 2001 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE IX

The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its directors or stockholders.

THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 11th day of May, 2001.

/s/ Amy B. Schramm
Amy B. Schramm
Sole Incorporator

CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION
OF
SACO RIVER ACQUISITION CORPORATION

FILED IN THE OFFICE OF
THE SECRETARY OF THE STATE OF DELAWARE
ON OCTOBER 9, 2001

Filed pursuant to Section 242 of the Delaware General Corporation Law

THE UNDERSIGNED, being the duly appointed Secretary of Saco River Acquisition Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies on behalf of the Corporation and not in his individual capacity, for the purpose of amending the Corporation’s Certificate of Incorporation (the “Charter”), as follows:

FIRST, that the Corporation’s Charter was filed with the Secretary of the State of Delaware on May 21, 2001, and that said Charter requires amendment as permitted by Section 242 of the General Corporation Law of Delaware.

SECOND, that the Certificate of Amendment effected hereby was duly authorized by the Corporation’s shareholders in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

THIRD, that the provision of said Charter to be amended are as follows:

1.           In Article I the name of the Corporation should be amended from Saco River Acquisition Corporation to Saco River Telegraph and Telephone Company.

NOW, THEREFORE, in accordance with Sections 242 and 103 of the General Corporation Law of Delaware, the Corporation’s Charter shall be amended as follows:

1.           Article 1 is hereby amended in its entirety to read:

The name of the corporation (the “Corporation”) is:

Saco River Telegraph and Telephone Company

Under penalties of perjury this 2nd of October 2001, the undersigned certifies that he is an authorized officer of the Corporation, that the above stated facts are true and that the filing of this Certificate of Amendment constitutes the valid act of the Corporation.

SACO RIVER ACQUISITION CORPORATION

/s/	Thomas Mendenhall
Name: Thomas Mendenhall
Title: Vice President, Finance
Secretary/Treasurer